Exhibit 11.1


                              SunPharm Corporation
               Calculation of Weighted Average Shares Outstanding
                             and Net Loss Per Share

     For three months ended March 31, 1998:

                                                                 Days
                           Total Shares                   Outstanding
                           ------------                   -----------
                             5,737,828     thru 1/8                 8              45,902,624
                             5,745,618     thru 3/5                56             321,754,608
                             5,748,618     thru 3/20               15              86,229,270
                             5,758,901     thru 3/31               11              63,347,911
                                                          -----------             -----------
                                                                   90             517,234,413

     WEIGHTED AVERAGE SHARES                                 517,234,413 / 90 =     5,747,049
                                                                                  ===========


                              NET LOSS                             $(1,039,126)
                              PER SHARE                            $     (0.18)


     For three months ended March 31, 1997:

                                                                 Days
                           Total Shares                   Outstanding
                           ------------                   -----------
                             3,708,879     thru 3/28               87              322,672,473
                             5,537,165     thru 3/31                3               16,611,495
                                                          -----------              -----------
                                                                   90              339,283,968

     WEIGHTED AVERAGE SHARES                                 339,283,968 / 90 =      3,769,822
                                                                                   ===========


                              NET LOSS                             $  (920,543)
                              PER SHARE                            $     (0.24)